UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Innodata Isogen, Inc.
(Name of Registrant as Specified In Its Charter)

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Three University Plaza
Hackensack, New Jersey 07601

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2007

To the Stockholders of Innodata Isogen, Inc.:

The Annual Meeting of Stockholders of Innodata Isogen, Inc. (the "Company") will be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 7, 2007, for the following purposes:

(1)	To elect five Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

(2)	To ratify the selection and appointment by the Company's Board of Directors of Grant Thornton LLP, independent auditors, as auditors for the Company for the year ending December 31, 2007; and

(3)	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

A Proxy Statement, form of Proxy, and the Annual Report to Stockholders of the Company for the year ended December 31, 2006 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on April 10, 2007 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at Three University Plaza, Hackensack, New Jersey 07601.

By Order of the Board of Directors

Amy R. Agress
Vice President, General Counsel and Secretary

Hackensack, New Jersey
April 25, 2007

All stockholders are cordially invited to attend the Meeting. If you do not expect to be present, please sign and date the enclosed form of Proxy and return it promptly using the enclosed envelope. No postage is required if mailed in the United States. Any person giving a Proxy has the power to revoke it at any time prior to its exercise and if present at the Meeting may withdraw it and vote in person. Attendance at the Meeting is limited to stockholders, their proxies and invited guests of the Company.

INNODATA ISOGEN, INC.
Three University Plaza
Hackensack, New Jersey 07601

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Isogen, Inc. (the "Company") of Proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601 at 11:00 A.M. on June 7, 2007 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

This Proxy Statement and accompanying Proxy are being mailed on or about May 10, 2007 to all stockholders of record on April 10, 2007 (the "Record Date").

Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of Proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, facsimile, electronic communication or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, persons named in the Proxy intend to vote the shares represented by such Proxies for the election of the five nominees for director named herein, and for the selection of Grant Thornton LLP as independent auditors. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 271,723 votes, or approximately 1.1% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

VOTING SECURITIES

Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 23,908,341 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

ITEM I. ELECTION OF DIRECTORS

It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy for the election as directors of Jack S. Abuhoff, Haig S. Bagerdjian, Louise C. Forlenza, John R. Marozsan, and Peter H. Woodward to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. Each of the nominees named below currently serves as a director of the Company and with the exception of Peter H. Woodward each was elected at the Annual Meeting of Stockholders held on June 7, 2006. The Company has no reason to believe that any of the nominees will become unavailable to serve as director for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, each of the persons designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

Name	Age	Position

Jack S. Abuhoff	46	Chairman of the Board of Directors, Chief Executive Officer and President
Haig S. Bagerdjian	50	Director
Louise C. Forlenza	57	Director
John R. Marozsan	65	Director
Peter H. Woodward	34	Director

Jack S. Abuhoff has been President and Chief Executive Officer of the Company since September 15, 1997, and a director of the Company since its founding in 1988. Mr. Abuhoff has been the Chairman of the Company’s Board of Directors since May 2001. From 1995 to 1997 he was Chief Operating Officer of Charles River Corporation, an international systems integration and outsourcing firm. From 1992 to 1994, Mr. Abuhoff was employed by Chadbourne & Parke, LLP, in connection with its joint venture with Goldman Sachs to develop capital projects in China. Mr. Abuhoff also serves on the board of directors of the Software Information Industry Association, and is a trustee on the board of trustees of the Harvard Law School Association of New Jersey. He practiced international corporate law at White & Case LLP from 1986 to 1992. Mr. Abuhoff holds an A.B. degree in English from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

Haig S. Bagerdjian has served as one of the Company’s directors since June 2001. He has also been Chairman of the Board of Point.360 (Nasdaq: PTSX), a provider of video and film asset management services to owners, producers and distributors of entertainment and advertising content, since September 2001. From 1991 to 2002, Mr. Bagerdjian served in various executive management positions at Syncor International Corporation (Nasdaq: SCOR), an international provider of high-technology healthcare services primarily for radiopharmacy and medical imaging segments of the healthcare industry, including Executive Vice President, President and Chief Executive Officer of Syncor Overseas, Ltd., Chairman and Chief Executive Officer of Syncor Pharmaceuticals, Inc., Chief Legal Officer, and Senior Vice President, Business Development. Mr. Bagerdjian also served as a director of Advanced Machine Vision Corporation (Nasdaq: AMVC) from 1997 until 2001.  Mr. Bagerdjian received a B.A. degree in International Relations and Slavic Languages and Literature, and Certificates in Russian Studies, Strategic Defense and National Security, from the University of Southern California (1983), and a J.D. degree from Harvard Law School (1986). He is admitted to the State Bar of California.

Louise C. Forlenza has served as one of the Company’s directors since October 2002. From 1994 to the present, Ms. Forlenza has been providing audit consultancy, management advisory, and tax planning services to a diverse group of corporate clients. From 1987 through 1992, she was the Chief Financial Officer and Chief Operating Officer of Intercontinental Exchange Partners, an international foreign exchange company, and served as a director and as chair of its International Audit Committee. Prior to joining Intercontinental, Ms. Forlenza was Chief Financial Officer of Bierbaum-Martin, a foreign exchange firm. Ms. Forlenza participates actively in various not-for-profit and philanthropic organizations including as benefit chair for Greenwich Hospital and as Director and Treasurer of The Acting Company, a New York City-based promoter of arts and literacy founded in 1972 by actor John Houseman. Ms. Forlenza also serves on the executive, compensation and finance committees of The Acting Company. She is a Certified Public Accountant and served on the faculty of the accounting department of Iona College from 1981 to 1982. Ms. Forlenza received a B.B.A. degree in Accounting from Iona College (1971).

John R. Marozsan has served as one of the Company’s directors since June 2001. In 1999, Mr. Marozsan retired as President, Chief Executive Officer and as a member of the Executive Committee of CCH Incorporated, a leading provider of tax and business law information. He was a member of the board of directors of Wolters Kluwer U.S., of which CCH is a wholly-owned subsidiary, until June 1999. From 1986 until joining CCH in 1996, Mr. Marozsan was President and Chief Executive Officer of Aspen Publishers, Inc., also a Wolters Kluwer U.S. company. Before that, he spent 10 years in a number of management positions at Aspen Publishers, Inc., including Editor-in-Chief and Publisher. Mr. Marozsan received a B.S. degree in physics from Trenton State College (1967), and an M.A. degree from Harvard University (1970).

Peter H. Woodward has served as one of the Company’s directors since December 2006. Mr. Woodward is General Partner and Founder of MHW Capital Management, LLC, a hedge fund firm, a position he has held since 2005. From 1995 until founding MHW Capital Management in 2005, Mr. Woodward was Managing Director and Analyst for Regan Fund Management, LLC, a hedge fund firm. Mr. Woodward also served as a director of Zomax Corporation (Nasdaq: ZOMX) from July through December 2006. Mr. Woodward is a Chartered Financial Analyst and received a B.A. degree in Economics from Colgate University (1995), and a Masters of International Affairs from Columbia University (2002).

There are no family relationships between or among any directors of the Company. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

Director Independence

The Board of Directors has determined that Haig S. Bagerdjian, Louise C. Forlenza, John R. Marozsan, and Peter H. Woodward are independent directors. The independent directors comprise a majority of the Board. The only director who is not independent is Jack S. Abuhoff, the Company’s Chairman, President and Chief Executive Officer. The Company defines independence as meeting the requirements to be considered as an independent director as set forth in the Nasdaq National Market’s Marketplace Rule 4200. To assist in determining director independence, the Board of Directors also considers any business relationship with any independent director, including any business entity with which any independent director is affiliated, to determine if there is any material relationship that would impair a director’s independence. In making its determination, the Board of Directors reviewed information provided by each of the directors and information gathered by the Company.

Meetings of the Board of Directors

The Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time as appropriate. The Board of Directors held nine meetings during the year ended December 31, 2006. Each director attended at least (i) 75% of all of the meetings of the Board of Directors held during the period and (ii) 75% of the meetings of all committees on which he or she served, except for Mr. Bagerdjian who attended less than 75% of the meetings of the committees on which he served. The Company does not have a policy requiring incumbent directors and director nominees to attend the Company’s annual meeting of stockholders. One incumbent director attended last year’s annual meeting.

The Board of Directors meets in executive sessions without management, as needed, during or immediately following its regularly scheduled meetings. The Board of Directors also schedules executive sessions during the year for the independent directors only.

Committees of the Board of Directors

The Company has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata-isogen.com. Serving on the Committee are Ms. Forlenza and Messrs. Marozsan and Bagerdjian. The Board of Directors has determined that it has an audit committee financial expert serving on the audit committee, Ms. Forlenza. Ms. Forlenza is an independent director as defined in Item 7(d)(3)(iv) of Schedule 14A. The functions of the Audit Committee are, among other things, to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, to consider whether the Company's principal accountant’s provision of non-audit services is compatible with maintaining the principal accountant’s independence and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. To carry out its responsibilities, the Audit Committee met five times during fiscal 2006. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq National Market’s Marketplace Rule 4200, and the Board of Directors has determined that the members of the Audit Committee are "independent" as defined in the Nasdaq National Market’s Marketplace Rule 4200.

The Company has a standing Compensation Committee comprised of Messrs. Marozsan and Woodward and Ms. Forlenza. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our website at www.innodata-isogen.com. The function of the Compensation Committee is to discharge the responsibilities of the Board of Directors regarding executive and director compensation, including determining and approving the compensation packages of the Company’s Executive Officers, including its Chief Executive Officer. The Compensation Committee also reviews and approves stock option grants to non-executive officer employees. The Chief Executive Officer recommends to the Compensation Committee proposed compensation for the executive officers other than the Chief Executive Officer. The Compensation Committee engages the services of an independent compensation consultant on an as-needed basis to provide market data and advice regarding executive compensation and proposed compensation programs and amounts. To carry out its responsibilities, the Compensation Committee met two times during fiscal 2006. The Company defines independence as meeting the standards to be considered as an independent director as set forth in the Nasdaq National Market’s Marketplace Rule 4200, and the Board of Directors has determined that the members of the Compensation Committee are "independent" as defined in the Nasdaq National Market’s Marketplace Rule 4200.

Compensation Committee Interlocks and Insider Participation

In 2006 the Compensation Committee was comprised of Messrs. Bagerdjian and Marozsan and Ms. Forlenza, none of whom are or were officers or employees of the Company. Currently, the Compensation Committee is comprised of Messrs. Marozsan and Woodward and Ms. Forlenza, none of whom are or were officers or employees of the Company.

The Company does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the minimal turnover in the Company’s Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates for director are reviewed by the entire Board of Directors, and director nominees are selected by Board of Director resolutions subject to the approval of a majority of the independent directors. All of the nominees recommended for election to the Board of Directors at the Annual Meetings, with the exception of Peter Woodward, are directors standing for re-election. Mr. Woodward was recommended to the Board of Directors by a stockholder. Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board of Directors considers the candidate's character, judgment, diversity, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2006 the Company did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

The Company's By-laws include a procedure whereby its stockholders can nominate director candidates, as more fully described below under “Stockholder Proposals for the 2008 Annual Meeting.” The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in the Company’s By-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent or more of its voting stock.

Stockholders Communications with the Board of Directors

Generally, stockholders who have questions or concerns regarding the Company should contact our Investor Relations department at 201-371-2828. However, stockholders may communicate with the Board of Directors by sending a letter to: Board of Directors of Innodata Isogen, Inc., c/o Corporate Secretary, 3 University Plaza, Hackensack, New Jersey 07601. Any communications must contain a clear notation indicating that it is a "Stockholder—Board Communication" or a "Stockholder—Director Communication" and must identify the author as a stockholder. The office of the Corporate Secretary will receive the correspondence and forward appropriate correspondence to the Chairman of the Board or to any individual director or directors to whom the communication is directed. The Company reserves the right not to forward to the Board of Directors any communication that is hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is otherwise inappropriate. The office of the Corporate Secretary has authority to discard or disregard any inappropriate communication or to take any other action that it deems to be appropriate with respect to any inappropriate communications.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent accountants and management to review accounting, auditing, internal controls and financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the Company’s independent auditors. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent accountants.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met five times during fiscal 2006.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company's financial reports and financial reporting processes and systems of internal controls. Management of the Company has primary responsibility for the Company's financial statements and the overall reporting process, including maintenance of the Company's system of internal controls. The Company retains independent auditors who are responsible for conducting an independent audit of the Company's financial statements, in accordance with standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.

In performing its duties, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company's independent auditors. The Audit Committee has also discussed with the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, “Communications with Audit Committee”. SAS No. 61 requires the independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under auditing standards of the Public Company Oversight Board (United States), (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1, "Independence Discussions with Audit Committees". The independent auditors have discussed its independence with the Audit Committee, and have confirmed to the Audit Committee that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

On the basis of the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

The Members of the Audit Committee

Louise C. Forlenza - Chair
Haig S. Bagerdjian
John R. Marozsan

Fiscal 2006 and 2005 Accounting Firm Fee Summary

Set forth below is certain information concerning fees billed to the Company by Grant Thornton LLP and its international affiliates in respect of services provided for 2006 and 2005. The Audit Committee has determined that the provision of all services is compatible with maintaining the independence of Grant Thornton LLP.

Audit Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $265,000 for professional services rendered for (1) the audit of the annual financial statements for 2006, (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2006 and (3) related regulatory filings for periods within 2006; and approximately $223,000 for professional services rendered for (1) the audit of the annual financial statements for 2005, (2) the reviews of the financial statements included in reports on Form 10-Q for periods within 2005 and (3) related regulatory filings for periods within 2005.

Audit Related Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $48,000 for audit related services rendered in 2005.  There were no audit related services billed by Grant Thornton LLP or its international affiliates in 2006.

Tax Fees. Grant Thornton LLP and its international affiliates billed the Company aggregate fees of approximately $5,000 for tax related services rendered in 2005. There were no tax related services billed by Grant Thornton LLP or its international affiliates in 2006.

Other Fees. Grant Thornton LLP and its international affiliates did not provide any other services to the Company in 2006 or 2005.

Audit Committee Pre-Approval Policy. All audit, audit-related services, tax services and other services provided by Grant Thornton LLP must be pre-approved by the Audit Committee. The Audit Committee may delegate to its Chair the authority to pre-approve otherwise permissible non-audit services, provided that any decision made pursuant to such delegation must be presented to the full Audit Committee for informational purposes at its next scheduled meeting.

EXECUTIVE OFFICERS

Set forth below is information concerning the Executive Officers who are not directors.

Name	Age	Position

Steven L. Ford	55	Executive Vice President and Chief Financial Officer
Ashok Mishra	52	Executive Vice President and Chief Operating Officer

Steven L. Ford has been the Company’s Executive Vice President and Chief Financial Officer since December 2005. Before that he served as Chief Financial and Operating Officer of Medley Global Advisors LLC from December 2004 to September 2005. From June 2002 until November 2004, Mr. Ford served as Chief Financial Officer and Executive Vice President of Kroll Inc. Previously, Mr. Ford served as Executive Vice President and Chief Financial Officer of Telscape International, Inc., a telecommunications company in Atlanta. From 1994 to 2000, he was Vice President, International Chief Financial Officer, and Controller for Equifax, Inc., serving in London from 1998 to 2000 as European Finance Director. Earlier, he held a variety of finance, treasurer and controller positions at publicly-held middle market companies in the manufacturing, computer and software industries. Mr. Ford is also a Certified Public Accountant (inactive) and a member of the American Institute of Certified Public Accountants. Mr. Ford began his career in 1974 at Arthur Young (now Ernst & Young).

Ashok Mishra has been the Company’s Executive Vice President and Chief Operating Officer since January 2007. Mr. Mishra has held senior level positions with the Company and its subsidiaries for more than nine years. Mr. Mishra has served as Senior Vice President since May 2004, after serving as Vice President, Project Delivery from October 2001 through April 2004. Prior thereto, Mr. Mishra served as Assistant Vice President, Project Delivery from November 2000 to September 2001, and as General Manager and Head of the Facility of the Company’s India operations from 1997 to October 2000. Mr. Mishra holds a Bachelor of Technology degree in Mechanical Engineering from Pantnagar University (1976). He also has Component Manufacturing Technical Training from Alcatel France (1985) and completed a condensed MBA course from Indian Institute of Management Banglore (1995).

The Company’s Executive Officers are elected by and serve at the discretion of our Board of Directors. There are no family relationships between or among any of the Company’s Executive Officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion and analysis describes and analyzes the material elements of compensation awarded, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Executive Compensation Objectives and Philosophy

The Compensation Committee of the Board of Directors is responsible for overseeing and administering our executive compensation program, and for establishing our executive compensation philosophy. The objectives of our compensation program are to:

•	Attract, motivate and retain qualified, talented and dedicated executive officers
•	Motivate executives to achieve business and financial objectives that will enhance stockholder value

•	Align the interests of our executives with the long term interests of stockholders through stock based incentives
•	Maintain a strong link between pay and performance by placing a portion of the executive’s total pay at risk

The Committee applies these objectives in selecting the specific elements of compensation. The Committee also reviews and considers:

•	Company performance, both separately and in relation to similar companies
•	The individual executive’s performance, experience and scope of responsibilities
•	Historical compensation levels and stock option awards at the Company
•	Competitive market and peer company data
•	Internal equity among executive officers
•	The recommendations of management

Executive Officer Compensation Processes

The Committee uses the following processes, procedures and resources to help it perform its responsibilities:

•	Executive Sessions without management present to discuss various compensation matters, including the compensation of our Chairman, President and Chief Executive Officer (“CEO”)
•	The services of an independent compensation consultant, who advises the Committee on an as-needed basis
•	An annual review of all executive compensation and benefit programs for reasonableness and cost effectiveness
•	The recommendations of the CEO on compensation for the other executive officers

Components of the Executive Compensation Program

The primary elements of the Company’s Executive Compensation Program are:

•	Base salary
•	Performance-based cash incentives
•	Stock-based incentives
•	Benefits and perquisites
•	Severance and change in control

Base Salary

The base salaries of our executive officers are designed to attract and retain a high performing and dedicated leadership team. The Committee reviews the performance evaluations and salary recommendations provided to the Committee by our CEO for each executive officer other than himself. The CEO’s base salary is determined by the Committee without a recommendation by Company management. Adjustments to base salaries are determined based on the individual’s responsibility levels, performance, contribution and length of service, after considering competitive market data and the Company’s financial performance, as well as any requirements set forth in the executive officer’s employment agreement for those executive officers with an employment agreement. No executive officer received a salary increase for calendar year 2006.

Performance-Based Cash Incentives

Performance-based cash incentives provide the Company with a means of rewarding performance based upon the attainment of corporate financial goals. No performance-based cash incentives were paid to any executive officer for calendar year 2006.

Stock-Based Incentives

The Company uses stock option grants as the primary vehicle for employee stock-based incentives. The Committee believes stock options align the executive officers’ interests with those of stockholders in building share value, offer executive officers an incentive for the achievement of superior performance over time, and foster the retention of key management personnel. The number of stock options the Committee awards each executive officer is based on his relative position, responsibilities and performance over the previous fiscal year and his anticipated future performance, potential and responsibilities. The Committee also reviews and considers prior stock option grants to each executive officer. The size of stock option grants is not directly related to the Company’s performance. The Committee also uses data on stock options granted by companies that are comparable by industry and revenue, and takes into consideration recommendations asserted by an independent compensation consulting firm. No stock options were granted to any executive officer in calendar year 2006.

Benefits and Perquisites

The Company offers retirement, health, life, and disability benefits, as well as medical and dependent care reimbursement plans to all full-time employees. These plans do not discriminate in scope, terms or operation in favor of executive officers. In addition, in calendar year 2006 the Company reimbursed the CEO $21,114 for the cost of life insurance premiums and related taxes pursuant to his employment agreement.

Severance and Change in Control

The Company enters into severance and change of control agreements with its key executives as it is vitally important to the Company that the key executives continue working in the interests of our stockholders in the event of a potential change in control of the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth information about compensation paid or accrued to Named Executive Officers.

Name and Position	Year	Salary	Option Awards		All Other Compensation		Total Compensation
Jack S. Abuhoff	2006	$369,000	-		$21,114	(4)	$390,114
Chairman, President and Chief Executive Officer

Steven L. Ford	2006	$300,000	-		-		$300,000
Executive Vice President and Chief Financial Officer

Stephen J. Agress (1)	2006	$177,888	60,000	(3)	$101,652		$339,540
Vice President and Chief Accounting Officer

George R. Kondrach (2)	2006	$101,563	-		$263,534		$351,563
Executive Vice President

(1) Resigned September 30, 2006. Included in all other compensation are severance payments.
(2) Terminated May 26, 2006. Included in all other compensation are severance payments and payments for welfare benefits.
(3) In accordance with FAS 123(R).
(4) Included in all other compensation is the cost of employer provided executive life insurance in the amount of $12,151 and reimbursement for related federal and state income taxes in the amount of $8,963.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On April 26, 2006, the Company and Mr. Jack S. Abuhoff, the Chief Executive Officer and President of the Company, executed a three year employment agreement with an effective date of February 1, 2006. The Agreement provides for: annual base compensation of $369,000 subject to cost of living adjustments and annual discretionary increases as determined by the Company’s Board of Directors; additional cash incentive or bonus compensation for each calendar year determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 50% of Mr. Abuhoff’s base salary for the year; and equity based incentive compensation in such amounts as shall be determined by the Compensation Committee, which, if granted, shall have an exercise price equal to the fair market value of the shares at the time of the grant. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. In the event Mr. Abuhoff is terminated without cause (as defined) or, if upon expiration of the term of the Agreement the Company does not offer to enter into a successor agreement on substantially similar terms, Mr. Abuhoff is entitled to receive payments in an amount equal to the greater of (i) his then base salary for 24 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 24 months or (ii) the number of months remaining in the term of the Agreement; twice Mr. Abuhoff’s then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity based compensation. In the event Mr. Abuhoff resigns after the six month anniversary of a change of control (as defined), Mr. Abuhoff is entitled to receive severance payments in an amount equal to the greater of (i) his then base salary for 36 months or (ii) the number of months remaining in the term of the Agreement; the continuation of his health, life, disability and non-qualified retirement plan benefits for the greater of (i) 36 months or (ii) the number of months remaining in the term of the Agreement; three times his then bonus target; and the removal of any vesting, transfer, lock up, performance or other restrictions or requirements on his stock options or other equity based compensation. The Agreement also provides for potential tax gross-up payments in respect of income taxes and penalties that may be imposed on Mr. Abuhoff under Section 409A of the Internal Revenue Code, and in respect of excise taxes and penalties that may be imposed on Mr. Abuhoff under Section 4999 of the Internal Revenue Code.

On December 22, 2005, the Company entered into a three year employment agreement with Mr. Steven Ford to serve as Executive Vice President and Chief Financial Officer. Mr. Ford’s employment agreement automatically renews for one year periods unless the Company either provides a notice of non-renewal by June 30 of the then current term or the Company and Mr. Ford execute a new employment agreement prior to the end of the then current term. The Agreement provides for annual base compensation of $300,000 per annum, subject to annual review for discretionary annual increases, and additional short term incentive compensation for each calendar year as determined by the Compensation Committee of the Board of Directors in its discretion and conditioned on the attainment of certain quantitative objectives to be established by the Compensation Committee with a target bonus of not less than 30% of Mr. Ford’s base salary for the year. The Agreement also provides for insurance and other fringe benefits, and contains confidentiality and non-compete and non-interference provisions. In the event Mr. Ford is terminated without cause (as defined), Mr. Ford is entitled to receive payments in an amount equal to his then base salary for (i) six months following the date of termination if the termination occurs prior to the one year anniversary of employment; or (ii) 12 months following the date of termination if the termination occurs on or after the one year anniversary of employment (24 months in the event of a termination without Cause within 12 months of a Change in Control (as defined)). The Agreement also provides, that in the event that any portion of any severance payment payable under his employment agreement constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the Company shall pay Mr. Ford an additional gross-up payment to reimburse Mr. Ford on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code.

Mr. George Kondrach’s employment with the Company was terminated on May 26, 2006. Mr. Kondrach is receiving his base salary for the 12-month period following the termination of his employment, in accordance with the terms of his employment agreement. Mr. Kondrach had a four year employment agreement with the Company, entered into on January 1, 2004, to serve as Executive Vice President of the Company.

Mr. Stephen Agress and the Company agreed to Mr. Agress’ resignation as Vice President, Finance and Chief Accounting Officer of the Company effective September 30, 2006. During the period of his services as an executive officer of the Company Mr. Agress was compensated at the rate of $203,300 per annum in base salary and received standard health and other fringe benefits made available to the Company’s employees. Mr. Agress did not have an employment agreement during the period of time in which he served as an executive officer of the Company.

Under the terms of an amended and restated transition agreement (“Amended Agreement”) amending and restating in its entirety a transition agreement dated September 29, 2006 by and between Mr. Agress and the Company, the Company will continue to employ Mr. Agress to provide transition services through December 31, 2007, and for compensation of up to $76,236. The Amended Agreement also provides for the payment to Mr. Agress of $101,652 in cash severance payments.

In addition, on September 29, 2006 the Company and Mr. Agress entered into a stock modification agreement that modified the expiration date of an option owned by Mr. Agress to purchase an aggregate of 100,000 shares of common stock at an exercise price of $2.59. The option, which would otherwise have expired at a rate of 20,000 shares per year commencing on May 31, 2009, was modified so that 20,000 shares continue to expire on May 31, 2009, 20,000 shares continue to expire on May 31, 2010 and the remaining 60,000 shares also expire on May 31, 2010. The agreement also provides that the options shall survive the termination of Mr. Agress’ employment with the Company.

OUTSTANDING EXECUTIVE EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the outstanding equity awards held by each Named Executive Officer at December 31, 2006.

	Number of securities underlying			Option Exercise	Option Expiration
	unexercised options			Price	Date
Name and	(#)		(#)
Principal Position	Exercisable		Unexercisable

Jack Abuhoff	123,996		-	$0.2500	01/01/2008
Chairman, President and CEO	6,672		-	$0.4200	09/14/2007
	31,500		-	$0.5000	06/02/2013
	248,496		-	$0.5000	09/14/2007
	126,000		-	$0.5000	07/01/2013
	360,000		-	$0.5800	09/14/2007
	180,000		-	$0.6700	06/08/2014
	399,996		-	$1.2900	09/14/2007
	154,000		-	$2.5900	03/31/2014
	44,000		-	$2.5900	05/31/2009
	44,000		-	$2.5900	05/31/2010
	44,000		-	$2.5900	05/31/2011
	44,000		-	$2.5900	05/31/2012
	44,000		-	$2.5900	05/31/2013
	154,000		-	$2.5900	09/30/2009
	154,000		-	$2.5900	09/30/2010
	154,000		-	$2.5900	09/30/2011
	154,000		-	$2.5900	09/30/2012
	80,000	(1)	-	$3.4600	12/30/2015
	100,000		-	$3.7500	08/18/2014
Total	2,646,660

Steven L. Ford	250,000	(2)	-	$3.2800	12/21/2015
Executive Vice President and CFO

Stephen Agress	96,000		-	$0.5000	07/01/2013
Vice President and	72,000		-	$0.6700	06/08/2014
CAO	20,000		-	$2.5900	05/31/2009
	80,000		-	$2.5900	05/31/2010
	40,000		-	$3.3500	11/09/2013
	30,000	(1)	-	$3.4600	12/30/2015
Total	338,000

(1) Granted on December 31, 2005. Shares issuable upon exercise of the option are subject to the following restrictions: no shares may be sold during the first year after the date of grant; no more than 25% of the shares may be sold during the second year after the date of grant; no more than a total of 50% of the shares may be sold during the second and third years after the date of grant; and no more than a total of 75% of the shares may be sold during the second, third and fourth years after the date of grant. No restrictions on sales apply after the fourth anniversary of the date of grant.

(2) Granted on December 22, 2005. Shares issuable upon exercise of the option are subject to the following restrictions: no shares may be sold during the first year after the date of grant; no more than 25% of the shares may be sold during the second year after the date of grant; no more than a total of 50% of the shares may be sold during the second and third years after the date of grant; and no more than a total of 75% of the shares may be sold during the second, third and fourth years after the date of grant. No restrictions on sales apply after the fourth anniversary of the date of grant.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Estimated Termination or Change in Control Benefits at Year-End 2006

The following table summarizes the estimated value of payments to each of the named executive officers (who were executive officers as of year-end 2006) assuming different termination events occurred at December 31, 2006.

Name	Cash Compensation	Welfare Benefits	Section 409A Tax and Gross-Up (5)	Excise Tax and Gross-Up (6)	Aggregate Payments

Jack Abuhoff
Change in Control (1)	$1,660,500	$136,104	$-	$590,000	$2,386,604
Termination without cause (2)	1,137,750	100,101	-	-	1,237,851
Termination for cause	-	24,034	-	-	24,034
Death	-	24,034	-	-	24,034
Disability	92,250	24,034	-	-	116,284

Steven L. Ford
Change in Control (3)	600,000	13,793	-	-	613,793
Termination without cause (4)	300,000	13,793	-	-	313,793
Termination for cause	-	13,793	-	-	13,793
Death	-	13,793	-	-	13,793
Disability	75,000	13,793	-	-	88,793

(1)
Assumes a termination of employment by the executive on 30 days notice at any time after the 6 month anniversary of a change in control. Assumes a bonus target of 50% of the executive’s annual base salary.

(2)	Assumes a bonus target of 50% of the executive’s annual base salary.
(3)	Assumes termination of the executive by the Company without cause, or resignation by the executive with good reason, within 12 months of a change in control.
(4)	Includes resignation by the executive with good reason (as described below).
(5)	Assumes for illustration only that 409A tax is not applicable to the termination or change in control payments.
(6)	Assumes for illustration only that there is a 20% excise tax on the change in control payment and on the income and excise taxes.

Payments on Change in Control

Pursuant to Mr. Abuhoff’s employment agreement, a change of control shall be deemed to have occurred as of the earliest of any of the following events:

•
The closing of a transaction by the Company or any person (other than the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company) (a "Person"), together with all "affiliates” and "associates" (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") of such Person, shall be the beneficial owner of thirty percent (30%) or more of the Company's then outstanding voting stock ("Beneficial Ownership").

•
A change in the constituency of the Board such that, during any period of thirty-six (36) consecutive months, at least a majority of the entire Board of Directors of the Company shall not consist of Incumbent Directors. For purposes of this paragraph, "Incumbent Directors" shall mean individuals who at the beginning of such thirty-six (36) month period constitute the Board, unless the election or nomination for election by the shareholders of the Company of each such new director was approved by a vote of a majority of the Incumbent Directors.

•
The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which results in the Company's voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction.

•
The Board approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

Upon Mr. Abuhoff’s termination of his employment on 30 days notice at any time after the six month anniversary of a change in control, Mr. Abuhoff will receive:

•	His base salary for the greater of 36 months and the number of months then remaining in the term of his employment agreement. Payment will be made in equal periodic payments on a monthly basis.
•	300% of his then bonus target.
•
Continuation of his, and his dependents’, medical benefits, dental benefits, life insurance, long-term disability insurance and non-qualified retirement plan benefit accruals for the greater of 36 months and the number of months then remaining in the term of his employment agreement, or in the event that the Company’s underwriting or other plan terms do not permit this, payment in lieu thereof, with periodic payments over 36 months, with the amounts the Company otherwise would have paid for the insurance premiums or benefit contributions had he met such underwriting or other plan requirements.

•	Acceleration of vesting of all options (and other equity-based or equity related compensation), and removal of applicable transfer, lock-up or performance requirements or restrictions.
•	Payment of up to six weeks of accrued but unused vacation.
Upon the occurrence of a change of control without a termination of employment by Mr. Abuhoff, Mr. Abuhoff will receive:
•	Acceleration of vesting of all options (and other equity-based or equity related compensation), and removal of applicable transfer, lock-up or performance requirements or restrictions.

Pursuant to Mr. Ford’s Employment Agreement, a Change of Control shall be deemed to have occurred as of the earliest of any of the following events:

•
The Company enters into an agreement of merger, consolidation, share exchange or similar transaction with any other corporation other than a transaction which results in the Company's voting stock immediately prior to the consummation of such transaction continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least two-thirds (2/3rds) of the combined voting power of the Company's or such surviving entity's outstanding voting stock immediately after such transaction.

•
The Board of Directors of the Company approves a plan of liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

•
The public announcement by the Company or any person (other than the Company, any subsidiary of the Company or an employee benefit plan of the Company or of any subsidiary of the Company) (a "Person") that such Person, together with all "affiliates" and "associates" (within the meanings of such terms under Rule 12b-2 of the Securities Exchange Act of 1934, as amended) (the "Exchange Act") of such Person, shall be the beneficial owner of 50% or more of the Company's then outstanding voting stock.

Upon the occurrence of a change of control Mr. Ford will be relieved of the restrictions imposed by a lock-up agreement on 250,000 stock options awarded to Mr. Ford in December 2006.

Upon the termination of Mr. Ford by the Company without cause, or resignation by the executive with good reason, within 12 months of a change in control, Mr. Ford will receive his base salary for 24 months and payment of up to six weeks of accrued but unused vacation.

Payments on Termination (other than upon Change in Control)

Pursuant to Mr. Abuhoff’s employment agreement, if Mr. Abuhoff’s employment is terminated without cause (including the failure of the Company to tender to Mr. Abuhoff a new employment agreement at least comparable in the aggregate in its terms to this Agreement to be effective within a reasonable period of time following the end of the term of the existing employment agreement), he will be entitled to his base salary in equal periodic payments on a monthly basis for the greater of 24 months and the number of months then remaining in the term of his employment agreement, 200% of his then bonus target, continuation of his, and his dependents’, medical benefits, dental benefits, life insurance, long-term disability insurance and non-qualified retirement plan benefit accruals for the greater of 24 months and the number of months then remaining in the term of his employment agreement, or in the event that the Company’s underwriting or other plan terms do not permit this, payment in lieu thereof, with periodic payments over 24 months, with the amounts the Company otherwise would have paid for the insurance premiums or benefit contributions had he met such underwriting or other plan requirements, and acceleration of vesting of all options (and other equity-based or equity related compensation), and removal of applicable transfer, lock-up or performance requirements or restrictions. If Mr. Abuhoff’s employment is terminated for death, his estate will receive payment of his base salary through the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of quantitative objectives, and payment of up to six weeks of accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for disability he will receive payment of his base salary for a 90 day period following the date of termination, a pro-rated bonus based on active duty with the Company and conditioned on attainment of quantitative objectives, and payment of up to six weeks of accrued but unused vacation. If Mr. Abuhoff’s employment is terminated for cause, Mr. Abuhoff will receive his base salary through the date of termination, and payment for up to six weeks of accrued but unused vacation. In return for the benefits described above, Mr. Abuhoff is required to sign a separation agreement and general release, and agreed, for a 12 month period following termination of his employment, not to compete or interfere with the Company, and not to employ or retain the services of an employee of the Company.

The agreement also provides for potential tax gross-up payments in respect of income taxes and penalties that may be imposed on Mr. Abuhoff under Section 409A of the Internal Revenue Code, and in respect of excise taxes and penalties that may be imposed on Mr. Abuhoff under Section 4999 of the Internal Revenue Code.

Pursuant to Mr. Ford’s employment agreement, if Mr. Ford’s employment is terminated without cause or by Mr. Ford with good reason (including the Company’s material breach of its obligations, reduction of base salary below that set forth in the employment agreement without Mr. Ford’s consent, and assignment of duties to Mr. Ford inconsistent with his position and the Company does not reasonably cure such event after receipt of written notice from Mr. Ford that he intends to resign his employment), he will be entitled to his base salary for 12 months following the date of his termination or resignation with good reason, any earned but unpaid incentive compensation, and payment for up to six weeks of accrued but unused vacation. If Mr. Ford’s employment is terminated for death, his estate will receive payment of his base salary through the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks of accrued but unused vacation. If Mr. Ford’s employment is terminated for disability he will receive payment of his base salary for a 90 day period following the date of termination, any earned but unpaid incentive compensation, and payment for up to six weeks of accrued but unused vacation. If Mr. Ford’s employment is terminated for cause, Mr. Ford will receive his base salary through the date of termination, and payment for up to six weeks of accrued but unused vacation. In return for the benefits described above, Mr. Ford is required to sign a separation agreement and general release, and agreed not to compete with the Company for a 24 month period following termination of his employment, and not to solicit the customers of the Company or to solicit or employ the services of an employee of the Company for a 12 month period following termination of employment.

The agreement also provides, that in the event that any portion of any severance payment payable to Mr. Ford under his employment agreement constitutes an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code (the "Code"), then the Company shall pay Mr. Ford an additional gross-up payment to reimburse Mr. Ford on an after tax basis for any excise tax imposed on such payments under Section 4999 of the Code.

Mr. George Kondrach is receiving severance payable over 12 months, in connection with the termination of his employment on May 26, 2006. The severance consists of cash compensation of $250,000 and welfare benefits of $13,534.

Mr. Stephen Agress is receiving cash severance of $101,652 payable over eight months in connection with the resignation of his employment on September 30, 2006.

QUALIFICATION BY REFERENCE

The matters described in the sections titled "Narrative Disclosure to Summary Compensation Table" and "Potential Payments Upon Termination or Change-in-Control" are qualified in their entirety by reference to agreements previously filed by the Company in reports with the Securities and Exchange Commission.

DIRECTOR COMPENSATION

Summary Director Compensation Table

The following table sets forth information about compensation paid or accrued to directors in fiscal year ended December 31, 2006.

Name and Principal Position	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total

Haig S. Bagerdjian
Director	$15,000	$-	$-	$15,000
Louise C. Forlenza
Director	$15,000	$-	$-	$15,000
John Marozsan
Director	$15,000	$-	$-	$15,000
Peter Woodward (2)
Director	$-	$-	$-	$-
	$45,000	$-	$-	$45,000

(1) All directors’ stock options were fully vested prior to 2006. As a result, no expense was recognized in accordance with FAS 123R in 2006. At December 31, 2006 each of Messrs. Bagerdjian and Marozsan and Ms. Forlenza has an option to purchase 55,000 shares of common stock. The grant date fair value was $193,000 per grant.

(2) No fees were paid to Mr. Woodward as he was elected as a Director in December 2006.

Narrative Disclosure to Director Compensation Table

Messrs. Bagerdjian, Marozsan and Woodward and Ms. Forlenza are compensated at the rate of $1,250 per month, plus out-of-pocket expenses for each Board of Directors meeting they attend.

The directors do not receive any compensation for serving on a Committee of the Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Members of the Compensation Committee

John R. Marozsan, Chair
Louise C. Forlenza
Peter H. Woodward

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company maintains a written policy and procedures for the review, approval, or ratification of any related party transactions that the Company is required to report under this section of the Proxy Statement. A related party, for purposes of the Company’s policy, means any (1) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director; (2) greater than five percent beneficial owner of the Company’s common stock; or (3) immediate family member of any of the foregoing. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers-and fathers-in-law, sons-and daughters-in-law, and brothers-and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

Under the related party transaction policy, any transaction, arrangement or relationship or series of transactions, arrangements or relationships in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year between the Company and a related party must be approved by the Audit Committee, unless the transaction, arrangement or relationship is pre-approved under the policy.

As set forth in the policy, in the course of its review, approval or ratification of a related party transaction the Audit Committee considers, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director shall participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Audit Committee and, if a member of the Audit Committee, may be counted in determining the presence of a quorum at any meeting at which the transaction is discussed and/or approved.

Ms. Amy Agress is employed by the Company as our Vice President, General Counsel and Secretary, and is the wife of Mr. Stephen Agress who served as the Company’s Vice President, Finance and Chief Accounting Officer until his resignation of such positions in September 2006. Mr. Agress was an executive officer of the Company until his resignation, and is currently a part-time employee of the Company. Ms. Agress’ total compensation for 2006 was $192,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2007, certain information regarding the beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each of the Company’s Named Executive Officers, and (iv) all Named Executive Officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, Three University Plaza, Hackensack, New Jersey 07601.

	Shares Owned Beneficially (1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors:
Jack S. Abuhoff (2)	2,812,644	10.6%
Haig S. Bagerdjian (3)	73,690	*
John R. Marozsan (3)	63,700	*
Louise C. Forlenza (3)	60,500	*
Peter Woodward (4)	72,849	*
Named Executive Officers:
Stephen J. Agress (5)	660,342	2.7%
Steven L. Ford (6)	270,000	1.1%
George R. Kondrach (7)	8,897	*
All Executive Officers and Directors
as a Group (8 persons) (8)	4,022,622	14.7%
Known Beneficial Holders of More Than 5%:
Todd Solomon	2,287,026	9.6%
Eliot Rose Asset Management and Gary S. Siperstein (9)	2,170,233	9.1%

* Less than 1%.

(1)
Unless otherwise indicated, (i) each person has sole investment and voting power with respect to the shares indicated and (ii) the shares indicated are currently outstanding shares. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Subject to the foregoing, the percentages are calculated based on 23,908,341 shares outstanding.

(2)	Includes currently exercisable options to purchase 2,646,660 shares of Common Stock.

(3)	Includes currently exercisable options to purchase 55,000 shares of Common Stock.

(4)
Represents shares owned by MHW Partners, L.P. Mr. Woodward is the Managing Member of the general partner of MHW Partners, L.P. Mr. Woodward disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(5)
Includes (i) currently exercisable options held by Mr. Agress to purchase 338,000 shares of Common Stock and (ii) currently exercisable options held by his wife to purchase 113,500 shares of Common Stock. Mr. Agress disclaims any beneficial ownership in the shares issuable upon the exercise of options held by his wife.

(6)	Represents currently exercisable options to purchase 250,000 shares of Common Stock.

(7)	Based on information available to the Company.

(8)	Includes currently exercisable options to purchase 3,513,660 shares of Common Stock.

(9)
Based on a statement set forth in Form SC 13G/A dated February 14, 2007, filed with the SEC, Eliot Rose Management in its capacity as investment advisor is deemed to be beneficial owner of these shares, which are owned by certain persons, and Gary S. Siperstein is deemed to be beneficial owner of these shares pursuant to his ownership interest in Eliot Rose Management, on February 14, 2007.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers, and any person owning more than ten percent of the Company’s securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The Company has procedures in place to assist its directors and officers in preparing and filing these reports on a timely basis. Based solely on a review of the forms filed, upon our records, and upon representations furnished by the Company’s officers and directors that no Form 5s were required, the Company believes that during the period from January 1, 2006 through December 31, 2006 all officers, directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements.

ITEM II. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Subject to approval by the stockholders, the Board of Directors has appointed Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2007. Grant Thornton LLP has served as the Company's auditors for each of the fiscal years ended since December 31, 1998. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if they desire to do so. A representative of Grant Thornton LLP is also expected to be available to respond to appropriate questions at the meeting.

In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the Audit Committee. Even if this appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS

VOTE REQUIRED

Election of Directors. Directors will be elected at the meeting by a plurality of the votes cast (i.e., the five nominees receiving the greatest number of votes will be elected as directors).

Ratification of the Appointment of Independent Auditors. The appointment of Grant Thornton LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

EXPENSE OF SOLICITATION

The cost of soliciting Proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit Proxies personally, by telephone, facsimile or electronic communication. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Notice Required to Include Proposals in Our Proxy Statement

We will review for inclusion in next year's proxy statement shareholder proposals received by December 31, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent to Innodata Isogen, Inc., Three University Plaza, Hackensack, New Jersey 07601, Attention: Corporate Secretary.

Notice Required to Bring Business Before an Annual Meeting

Our by-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder that proposes to nominate a candidate for director or propose other business at the 2008 annual meeting of stockholders, must give us written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given, then not later than the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in our by-laws and must be received at our principal executive offices by the deadline specified above.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, excluding exhibits, is being mailed to you concurrently herewith. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction by written request addressed to Investor Relations, Innodata Isogen, Inc., 3 University Plaza, Hackensack, New Jersey 07601.

OTHER MATTERS

The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgment.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Hackensack, New Jersey	By Order of the Board of Directors
April 25, 2007

Amy R. Agress
Vice President, General Counsel and Secretary